Exhibit 99.1

FOR IMMEDIATE RELEASE

Second Sight Medical Products Names Scott Dunbar Acting CEO

April 1, 2021

Los Angeles, CA – (BUSINESS NEWSWIRE) – April 1, 2021 – Second Sight Medical Products, Inc. (NASDAQ: EYES) (the "Company" or “Second Sight”), a leading developer and marketer of implantable visual prosthetics that are intended to create an artificial form of useful vision for blind individuals, today announced that the Company’s Board of Directors has named Scott Dunbar to replace Matthew Pfeffer as acting Chief Executive Officer (“CEO”). Under Nasdaq rules, an independent director may temporarily be named acting CEO, but such service cannot continue for more than one year.  Accordingly, Mr. Pfeffer has relinquished the role of acting CEO but will remain on the Board as an independent director. Scott Dunbar, Senior Patent Counsel and Compliance Officer, has served the Company for 19 years.

“I want to thank Matt for his leadership during this past year,” said Gregg Williams, Chairman of the Board. “Our focus remains on advancing the Orion program toward providing useful vision to the blind, and I look forward to working with Scott as we pursue that goal,” concluded Williams.

About Second Sight Medical Products, Inc.

Second Sight Medical Products, Inc. (Nasdaq: EYES) develops and markets implantable visual prosthetics that are intended to deliver useful artificial vision to blind individuals. A recognized global leader in neuromodulation devices for blindness, the Company is committed to developing new technologies to treat the broadest population of sight-impaired individuals. The Company’s headquarters are in Los Angeles, California. More information is available at https://secondsight.com.

Safe Harbor

This press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the US Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include, among others, statements made in this press release regarding the use of proceeds from the private placement. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Second Sight’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) legal claims or proceedings, if any, relating to Second Sight’s Memorandum of Understanding with Pixium Vision and costs relating thereto; (2) changes in applicable laws or regulations; (3) the possibility that Second Sight may be adversely affected by other economic, business, and/or competitive factors; (4) the impact of COVID-19 on Second Sight’s business; and (5) other risks and uncertainties indicated from time to time in Second Sight’s Form 10-K for the year ended December

31, 2020, including those under “Risk Factors” therein, and in Second Sight’s other filings with the SEC. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that Second Sight considers immaterial or which are unknown. A further list and description of risks and uncertainties can be found in Second Sight’s Annual Report on Form 10-K, filed on March 16, 2021. Any forward-looking statement made by us in this press release is based only on information currently available to Second Sight and speaks only as of the date on which it is made. Second Sight undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Investor Relations:

Investor Relations:

Lisa M. Wilson, In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com